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                                                                    EXHIBIT 10.3

                                    SUBLEASE

1. PARTIES. This Sublease, dated, for reference purposes only, January 16, 1997, is made by and between RYDER TRUCK RENTAL, INC., a Florida corporation whose address is 3600 NW 82 Avenue, Miami, FL 33166 (the "Sublessor") and BALANCED CARE CORPORATION, whose address is 5021 Louise Drive, Mechanicsburg, PA 17055 (the " Sublessee").

2. PREMISES. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property situated in the City of Mechanicsburg, State of Pennsylvania, commonly known as Corporate Center 15, 4900 Ritter Road and described as 6,218 rentable square feet or 5,633 usable square feet on the 2nd floor. Said real property, includes the land and all improvements thereon (the "Premises"). Sublessor will retain use of 1,246 sq. ft. of the Premises until May 31, 1997.

3.   TERM.

     3.1 TERM. The term of this Sublease shall be for eighteen (18) months commencing on February 15, 1997 and ending on August 14, 1998 unless sooner terminated pursuant to any provision hereof.

     3.2 DELAY IN COMMENCEMENT. Notwithstanding said commencement date, if for any reason Sublessor cannot deliver possession of the Premises to Sublessee on said date. Sublessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Sublease or the obligations of Sublessee hereunder or extend the term hereof, but in such case Sublessee shall not be obligated to pay rent until possession of the Premises is tendered to Sublessee; provided, however, that if Sublessor shall not have delivered possession of the Premises within fifteen (15) days from said commencement date. Sublessee may, at Sublessee's option, by notice in writing to Sublessor within five (5) days thereafter, cancel this Sublease, in which event the parties shall be discharged from all obligations thereunder. If Sublessee occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date and Sublessee shall pay rent for such period at the initial monthly rates set below.

4. RENT. Sublessee shall pay to Sublessor as rent for the Premises equal monthly payments of Five Thousand Nine Hundred Ninety-seven and 54/100 Dollars ($5,597.54) from February 15, 1997 through May 31, 1997 and Seven Thousand Five Hundred and 00/100 Dollars ($7,500.00), for the balance of the term, in advance on the 1st day of each month of the term hereof. Sublessee shall pay Sublessor upon the execution hereof Seven Thousand Five Hundred and 00/100 Dollars ($7,500.00) as rent for the month of March, 1997. Rent for any period during the term hereof which is for less than one month shall be a prorata portion of the monthly installment. Rent shall be payable in lawful money of the United States to Sublessor at the following address: Ryder Truck Rental, Inc., Attn:
Environmental & Facilities Services, 3600


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NW 36th Street, Miami, Florida 33166, or to such other persons or at such other places as Sublessor may designate in writing.

5. SECURITY DEPOSIT. Sublessee shall deposit with Sublessor upon execution hereof Seven Thousand Five Hundred and 00/100 Dollars ($7,500.00) as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay rent or other charges due hereunder or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said security deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said security deposit, Sublessee shall within ten (10) days after written demand therefore deposit cash with Sublessor in an amount sufficient to restore said security deposit to the full amount hereinabove stated and Sublessee's failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep said security deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, said security deposit, or so much thereof as has not theretofore been applied by Sublessor, shall be returned, without payment of interest or other increment for its use to Sublessee at the expiration of the term hereof, and after Sublessee has vacated the Premises. No trust relationship is created herein between Sublessor and Sublessee with respect to said Security Deposit.

6.   USE.

     6.1 USE. The Premises shall be used and occupied only for office purposes and for no other purpose. There shall be no fueling at the Premises.

     6.2 COMPLIANCE WITH LAW.

         (a) Sublessee shall, at Sublessee's expense, comply with all applicable laws and environmental statutes, ordinances, rules, regulations, orders of any federal, state, or municipal government in effect at any time during the term, restrictions of record, and requirements in effect during the term or any part of the term hereof regulating the use by Sublessee of the Premises. Sublessee shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there shall be more than one tenant of the building containing the Premises, which shall tend to disturb such other tenants.

         (b) Sublessee will not take any action which could result in a lien being imposed on the Premises by the state or federal government under any environmental statute. Furthermore, Sublessee shall not generate, store or dispose of any hazardous, toxic or regulated waste, materials or substances on or at the Premises without Sublessor's prior written consent, which consent may be withheld in Sublessor's sole and unlimited discretion.

     6.3 CONDITION OF PREMISES. Sublessee hereby accepts the Premises in their condition existing as of the date of the execution hereof, subject to all applicable zoning, municipal, county and state laws, ordinances, and regulations governing the use of the Premises, and accepts this Sublease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto.



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Sublessee acknowledges that neither Sublessor nor Sublessor's agents have made any representation or warranty as to the suitability of the Premises for the conduct of Sublessee's business.

7.   MASTER LEASE.

     7.1 Sublessor is the lessee of the Premises by virtue of a Lease, wherein Szeles Real Estate Development Company is the lessor (the "Master Lessor"), true copies of which are attached hereto as Exhibit A (the "Master Lease").

     7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

     7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditons of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Landlord" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Tenant" is used it shall be deemed to mean the Sublessee herein.

     7.4 During the term of this Sublease (and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease), Sublessee does hereby expressly assume and agree to perform and comply with for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: Section 3., 4., 22. and the Special Provisions 1., 3. and 4..

     7.5 The obligations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessee's Assumed Obligations". The obligations that Sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessor's Remaining Obligation."

     7.6 Sublessee shall hold Sublessor free and harmless of and from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

     7.7 Sublessor agrees to maintain the Master Lease during the entire terms of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless of and from all liability, judgments, costs, damages, claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.

     7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any party to the Master Lease.



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8.   CONSENT OF MASTER LESSOR. In the event that the Master Lease requires that
Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then this Sublease shall not be effective unless within five (5) days of the date hereof, Sublessor delivers to Sublessee written evidence that Master
Lessor has given its consent to this Subletting.

9. ATTORNEY'S FEES. If any party named herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial and appeal, shall be entitled to his reasonable attorneys' fees to be paid by the losing party.

10. EVENTS OF DEFAULT/REMEDIES. In the event that Sublessee shall default in the performance, keeping, or observance of any covenant, condition or undertaking to be performed, kept, or observed by Sublessee hereunder and fails to cure such default on or before five (5) days following the receipt of written notice of such default by Sublessor to Sublessee, Sublessor shall have all remedies as described in the Master Lease, or Sublessor may terminate this Sublease and repossess the Sublease Premises or Sublessor may exercise any and all rights as provided under the law of the State where the Sublease Premises are located.

11.  ADDITIONAL PROVISIONS.

     (a) If at any time after the execution of this Sublease, it shall become necessary or convenient for one of the parties hereto to serve any notice, demand or communication upon the other party, such notice, demand or communication shall be in writing signed by the party serving the same, deposited in the registered or certified United States mail, return receipt requested, postage prepaid, or by prepaid air courier service, and (i) if intended for Sublessee shall be addressed to:

                                    Balanced Care Corporation
                                    5021 Louise Dr.
                                    Mechanicsburg, PA  17055

and (ii) if intended for Sublessor shall be addressed to:

                                    RYDER TRUCK RENTAL, INC.
                                    Attn: Environmental & Facilities Services
                                    P.O. Box 020816, Miami, FL 33102-0816

or, for air courier purposes:       3600 NW 82nd Avenue, Miami, FL  33166

or to such other address as either party may have furnished to the other in writing as a place for the service of notice. Any notice so mailed shall be deemed to have been given as of the time the same deposited in the United States mail or picked up by the overnight delivery service.

     (b) Sublessee shall not compete with Sublessor nor service any competitors of Sublessor at the Premises.



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     (c) This Sublease must be accepted or rejected by Sublessee and returned to Sublessor within five (5) days of Sublessor's date of execution hereof, or at Sublessor's option, it shall be deemed void and of no effect.

     IN WITNESS WHEREOF, the undersigned have executed this Sublease Agreement as of the dates specified below.

BALANCED CARE CORPORATION            RYDER TRUCK RENTAL, INC.
                                        Don Napoli

By: /s/ Robert J. Sutton             By: /s/ Don Napoli
     _________________________            _________________________
Title:  Vice President               Title: Director - Properties & Construction
      ______________________         Date:  January 16, 1997
Date: January 16, 1997                     _______________________
      ________________________       TIN:   59-0747035

TIN:  ________________________



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